UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2006, H.B. Fuller Company (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its Credit Agreement dated as of December 14, 2005 (the “Credit Agreement”) with the financial institutions listed on the signature pages thereto (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent. The Amendment increases the aggregate current commitment of the Lenders under the Credit Agreement to $250,000,000 and revises the accordion feature to allow the Company to increase the aggregate size of the credit facility provided by the Lenders under the Credit Agreement to up to $375,000,000.

The foregoing summary of the terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 30, 2006, the Company entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) by and among the Company, SCB Sub, Inc., an indirect, wholly owned subsidiary of the Company (“Acquisition Sub”), Roanoke Companies Group, Inc. (“Roanoke”), Chicago Adhesive Products Co., a wholly owned subsidiary of Roanoke (“Chapco”), William J. Kyte, John H. Johntz, Jr., Richard F. Tripodi, and Thomas K. Jones.

On March 17, 2006, pursuant to the terms of the Asset Purchase Agreement, Acquisition Sub completed the acquisition of substantially all the assets and certain liabilities of Roanoke and Chapco (the “Acquisition”). The acquired assets consist primarily of assets used by Roanoke and Chapco in the operation of their business as a manufacturer of “pre-mix” grouts, mortars and other products designed to enhance the installation of flooring systems, including, without limitation, certain real property, intellectual property, equipment, accounts, contracts and intangibles. The total purchase price for the Acquisition was $270 million. In addition, if certain profitability thresholds are met, certain continuing members of Roanoke’s senior management may receive additional cash consideration of up to $15 million (in total), which would be paid out over a two-year period.

The foregoing summary of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 2 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

Additional information regarding the Acquisition is included in the press release furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01. Exhibits.

(a) The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(b) The pro forma financial statements required by this item are not included with this initial report. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

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(d) The following exhibits are filed or furnished herewith:

2	Asset Purchase Agreement, dated as of January 30, 2006, by and among the H.B. Fuller Company, SCB Sub, Inc., Roanoke Companies Group, Inc., Chicago Adhesive Products Co., William J. Kyte, John H. Johntz, Jr., Richard F. Tripodi, and Thomas K. Jones (excluding schedules and exhibits, which the Registrant agrees to furnish to the Securities and Exchange Commission upon request) (incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2006).

10	Amendment No. 1, dated as of March 14, 2006, by and among H.B. Fuller Company (the “Company”), the financial institutions listed on the signature pages thereto (the “Lenders”), and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Agent”), under that certain Credit Agreement dated as of December 14, 2005 by and among the Company, the Lenders and the Agent.

99	Press Release dated March 17, 2006 regarding the acquisition of assets from Roanoke Companies Group, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 20, 2006

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
General Counsel and Corporate Secretary

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EXHIBIT INDEX

No.	Exhibit	Manner of Filing
2	Asset Purchase Agreement, dated as of January 30, 2006, by and among the H.B. Fuller Company, SCB Sub, Inc., Roanoke Companies Group, Inc., Chicago Adhesive Products Co., William J. Kyte, John H. Johntz, Jr., Richard F. Tripodi, and Thomas K. Jones (excluding schedules and exhibits, which the Registrant agrees to furnish to the Securities and Exchange Commission upon request).	Incorporated by Reference

10	Amendment No. 1, dated as of March 14, 2006, by and among H.B. Fuller Company (the “Company”), the financial institutions listed on the signature pages thereto (the “Lenders”), and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Agent”), under that certain Credit Agreement dated as of December 14, 2005 by and among the Company, the Lenders and the Agent.	Filed Electronically

99	Press Release dated March 17, 2006 regarding the acquisition of assets from Roanoke Companies Group, Inc.	Filed Electronically